UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2010

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company’s Form 10-Q for the fiscal quarter ended June 30, 2010, Form 10-Q for the fiscal quarter ended March 31, 2010 and Form 10-K for the fiscal year ended December 31, 2009 (collectively, the “SEC Filings”) contained disclosures regarding two lawsuits against the Company filed in the California Superior Court: one by Plaintiff Mark Laffitte on behalf of himself and a putative class of salaried Account Executives and Staffing Managers; and one filed by Plaintiff Van Williamson on behalf of himself and a putative class of salaried Account Executives and Staffing Managers. As previously reported, the Company believes that it has meritorious defenses to the allegations and has vigorously defended against each litigation. At this stage of these cases, it is not feasible to predict the outcome of or a range of loss, should a loss occur, from these proceedings, and accordingly, no amounts have been provided in the financial statements in the SEC Filings. As disclosed in the Form 10-Q for the fiscal quarter ended June 30, 2010, these cases were set for mediation on August 10, 2010. The mediation was held on such date but no resolution was reached.

The Company’s SEC Filings contained disclosures regarding a case filed by Donald Green (who, as disclosed in the SEC Filings, died in 2009) for which no class has been certified. The Company believes that this matter is not currently a material pending legal proceeding and does not presently intend to make disclosures regarding this case in future Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: August 11, 2010	By:	/s/ M. Keith Waddell
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer